Exhibit 5.1

12670 High Bluff Drive

San Diego, California 92130

Tel: +1.858.523.5400  Fax: +1.858.523.5450

www.lw.com

FIRM / AFFILIATE OFFICES

Barcelona           Moscow

Beijing                Munich

Boston                New York

Brussels             Orange County

Century City       Paris

Chicago              Riyadh

Dubai                  Rome

Düsseldorf          San Diego

Frankfurt             San Francisco

Hamburg            Seoul

Hong Kong          Shanghai

Houston               Silicon Valley

London               Singapore

Los Angeles       Tokyo

Madrid                Washington, D.C.

Milan

July 6, 2018 Cytori Therapeutics, Inc. 3020 Callan Road San Diego, California 92121 Re:Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Cytori Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the filing of a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) on April 27, 2018 (as amended, the “Registration Statement”). The Registration Statement relates to the registration of (i) 20,000 non-transferable subscription rights (the “Rights”) to be distributed by the Company without consideration in connection with a rights offering (the “Rights Offering”) to holders of record of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and Series B Preferred Stock, par value $0.001 per share, (ii) up to 20,000 units (the “Units”) issuable upon exercise of the Rights, each Unit entitling the holder thereof to purchase one share of Series C Preferred Stock, par value $0.001 per share (the “Preferred Stock”), and 621 warrants to purchase one share of Common Stock (the “Warrants”), (iii) the Preferred Stock, (iv) the Warrants, (v) the shares of Common Stock issuable upon conversion of the Preferred Stock (the “Conversion Shares”); and (vi) up to 12,420,000 shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”). The Rights, Units, Preferred Stock, Warrants, Conversion Shares and Warrant Shares plus any additional Rights, Units, Preferred Stock, Warrants, Conversion Shares and Warrant Shares registered pursuant to any subsequent registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Act in connection with the offering by the Company contemplated by the Registration Statement are referred to herein collectively as the “Securities.” This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issue of the Securities.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.  With your consent, we have relied upon

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certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.  We are opining herein as to General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.

When the Rights have been executed, authenticated, issued and delivered in the manner contemplated by the Registration Statement, the issue of the Rights will have been duly authorized by all necessary corporate action of the Company, and the Rights will be the legally valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

2.

When the Units have been delivered against payment therefor in the manner contemplated by the Registration Statement, the issue and sale of the Units will have been duly authorized by all necessary corporate action of the Company, and the Units will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.

When the shares of Preferred Stock have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor (not less than stated value) in the circumstances contemplated by the Registration Statement, the issue and sale of the shares of Preferred Stock will have been duly authorized by all necessary corporate action of the Company, and the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

4.

When the Warrants have been duly registered on the books of the warrant agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor in the circumstances contemplated by the Registration Statement, the issue and sale of the Warrants will have been duly authorized by all necessary corporate action of the Company, and the Warrants will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.

When the Warrant Shares have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the Warrant holders, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Warrants, the issue and sale of the Warrant Shares will have been duly authorized by all necessary corporate action of the Company, and the Warrant Shares will be validly issued, fully paid and nonassessable.

6.

When the Conversion Shares have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company in the circumstances contemplated by the Certificate of Designation of Preferences, Rights and Limitations of Series C Preferred Stock, the issue and sale of the

July 6, 2018 Page 3

Conversion Shares will have been duly authorized by all necessary corporate action of the Company, and the Conversion Shares will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinions, we have assumed that (i) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware and (ii) upon the issue of any of the Securities, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Amended and Restated Certificate of Incorporation, as amended.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; and (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought. We express no opinion or confirmation as to federal or state securities laws, tax laws, antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws, compliance with fiduciary duty requirements, pension or employee benefit laws, usury laws, environmental laws, laws and regulations relating to commodities trading, futures and swaps, Financial Industry Regulatory Authority rules, National Futures Association rules, the rules of any stock exchange, clearing organization, designated contract market or other regulated entity for trading, processing, clearing or reporting transactions in securities, commodities, futures or swaps, or export control, anti-money laundering, and anti-terrorism laws (without limiting other laws or rules excluded by customary practice).

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.  We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.”  We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) with respect to the Securities.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP